Exhibit 10.1

SECOND AMENDMENT, ASSUMPTION,

CONSENT AND RATIFICATION AGREEMENT

THIS SECOND AMENDMENT, ASSUMPTION, CONSENT AND RATIFICATION AGREEMENT (this “Agreement”), dated effective as of March 1, 2018, is among HELEN OF TROY LIMITED, a Bermuda company (“Limited”), HELEN OF TROY TEXAS CORPORATION, a Texas corporation (“HOT-TX”), HELEN OF TROY L.P., a limited partnership duly organized under the laws of the State of Texas (the “Borrower”), the Guarantors, the banks listed on the signature pages hereof (“Lenders”) and BANK OF AMERICA, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender (in said capacity as Administrative Agent, the “Administrative Agent”).

BACKGROUND

A.                                    Borrower, Limited, the Lenders, and Bank of America, as the Administrative Agent, Swing Line Lender and L/C Issuer, are parties to that certain Amended and Restated Credit Agreement, dated as of January 16, 2015, as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of December 7, 2016  (such agreement, as amended prior to the effectiveness of this Agreement, the “Credit Agreement”).  The terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement.  Borrower is an indirect wholly-owned Subsidiary of HOT-TX.  HOT-TX has guaranteed all obligations of Borrower pursuant to the Credit Agreement.

B.                                    Borrower and HOT-TX have requested that Lenders and Administrative Agent (i) consent to the assignment by Borrower to HOT-TX of all of Borrower’s rights and, subject to Section 2, all of Borrower’s obligations under the Credit Agreement and the other Loan Documents and the assumption by HOT-TX of all of Borrower’s rights and, subject to Section 2, all of Borrower’s obligations under the Credit Agreement and the other Loan Documents (upon the effectiveness of this Agreement and subject to Section 2, Borrower will cease to be, and HOT-TX will become, the “Borrower” under the Credit Agreement), and (ii) make certain other amendments thereto, as more fully set forth herein.

C.                                    Lenders and Administrative Agent are willing to agree to such assignment, assumption and amendments on the terms and conditions, and in reliance upon all of the representations and warranties of the Loan Parties, set forth herein.

D.                                    In order to induce Lenders and Administrative Agent to consent to the assignment by Borrower to HOT-TX of all of Borrower’s rights and, subject to Section 2, all of Borrower’s obligations under the Credit Agreement and the other Loan Documents, the assumption by HOT-TX of all of Borrower’s rights and, subject to Section 2, all of Borrower’s obligations under the Credit Agreement and the other Loan Documents, and the amendments provided in this Agreement, each Loan Party has agreed to execute this Agreement to confirm and evidence such Loan Party’s continuing liability and obligations under the Credit Agreement and other Loan Documents.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Limited, Borrower, HOT-TX, each other Loan Party, the Lenders, and the Administrative Agent covenant and agree as follows:

1.                                      Assumption.  HOT-TX hereby irrevocably and unconditionally (a) covenants, promises, agrees, accepts and assumes each and all obligations (subject to Section 2) of Borrower pursuant to the Credit Agreement, each Note, each outstanding Letter of Credit set forth on Schedule 1 hereto (each, an “Outstanding Letter of Credit” and collectively, the “Outstanding Letters of Credit”) and each other Loan Document and (b) agrees that it will perform and discharge all obligations (subject to Section 2) of Borrower under the Credit Agreement, each Note, each Outstanding Letter of Credit and each other Loan Document as though it were an original signatory thereto.  Borrower hereby irrevocably and unconditionally assigns to HOT-TX all of Borrower’s rights and obligations (subject to Section 2) pursuant to the Credit Agreement, the Notes, the Outstanding Letters of Credit and the other Loan Documents.  From and after the effectiveness of this Agreement, (i) each reference in the Loan Documents to “Borrower” shall only refer to HOT-TX (subject to Section 2) and (ii) all Outstanding Letters of Credit shall be deemed to be issued for the account of HOT-TX.

2.                                      Matters Not Assumed.  Notwithstanding any provision of this Agreement, (a) this Agreement is not intended as, and shall not be deemed to be a release, impairment or modification of any representation or warranty made by or deemed made by Borrower under any Loan Document prior to the effectiveness of this Agreement and (b) Borrower and HOT-TX shall be liable, jointly and severally, for any obligation of Borrower under Section 10.04 of the Credit Agreement that arose prior to the effectiveness of this Agreement.

3.                                      Ratification.  HOT-TX hereby confirms and ratifies the terms of the Credit Agreement, each Note, each Outstanding Letter of Credit and each other Loan Document, and acknowledges that the Credit Agreement, each Note, each Outstanding Letter of Credit and each other Loan Document are each in full force and effect, that it has no defense, counterclaim, set-off or any other claim to diminish its liability under such documents, and that its consent is not required to the effectiveness of any Loan Document.

4.                                      Consent.  Subject to the satisfaction of the conditions of effectiveness set forth in Section 7 hereof, each of the Administrative Agent and the Lenders hereby consents to (a) the assignment by Borrower to HOT-TX of all of Borrower’s rights and, subject to Section 2, all of Borrower’s obligations under the Credit Agreement and the other Loan Documents and (b) the assumption by HOT-TX of all of Borrower’s rights and, subject to Section 2, all of Borrower’s obligations under the Credit Agreement and the other Loan Documents.

5.                                      Amendment to Credit Agreement.

(a)                                 Subject to Section 2, each reference in each Loan Document to “Borrower” shall be deemed to mean Helen of Troy Texas Corporation, a Texas corporation, from and after the effectiveness of this Agreement in accordance with Section 7.

(b)                                 Section 1.01 of the Credit Agreement is hereby amended by adding the following defined terms thereto in proper alphabetical order:

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“CFC” means a controlled foreign corporation within the meaning of Section 957 of the Code.

“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“LIBOR Successor Rate” has the meaning specified in Section 3.08.

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Borrower).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Scheduled Unavailability Date” has the meaning specified in Section 3.08(b).

“Second Amendment” means that certain Second Amendment, Assumption, Consent and Ratification Agreement, dated as of March 1, 2018, among Helen of Troy L.P., a Texas limited partnership, Helen of Troy Texas Corporation, a Texas corporation, Limited, the Lenders, the Administrative Agent, the Swing Line Lender and the L/C Issuer.

“Second Amendment Effective Date” means the date that all conditions of effectiveness set forth in Section 7 of the Second Amendment have been satisfied.

(c)                                  The definition of “ERISA” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“ERISA” means the Employee Retirement Income Security Act of 1974,

as amended, and the rules and regulations promulgated thereunder.

(d)                                 The definition of “Guarantors” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Guarantors” means, collectively, Limited, HOT-Barbados, HOT-Nevada, HOT Nevada, Inc., a Nevada corporation, Helen of Troy L.P., a Texas limited partnership, Idelle Labs, Ltd., a Texas limited partnership, OXO International, Ltd., a Texas limited partnership, Helen of Troy Macao Commercial Offshore Limited, a Macau company, Kaz, Inc., a New York corporation, Kaz USA, Inc., a Massachusetts corporation, Kaz Canada, Inc., a Massachusetts corporation, Pur Water Purification Products, Inc., a Nevada corporation, Steel Technology, LLC, an Oregon limited liability company, HD Holding Inc., a Nevada corporation, and each other Subsidiary that executes a Guaranty pursuant to Section 7.02(i)(v).

(e)                                  Article III of the Credit Agreement is hereby amended by adding the following new Section 3.08 thereto to read as follows:

3.08                                                LIBOR Successor Rate.  Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(a)         adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(b)         the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or

(c)          syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable,  the Administrative Agent and the Borrower shall endeavor to amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein) (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment.

If no LIBOR Successor Rate has been determined and the circumstances under clause (a) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) the Eurodollar Rate component shall no longer be utilized in determining the Base Rate.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) without any obligation to pay any loss, cost or expense of any Lender pursuant to Section 3.05 or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

(f)                                   Section 5.19 of the Credit Agreement is hereby amended to read as follows:

5.19                        Taxpayer Identification Number.  As of the Second Amendment Effective Date, the Borrower’s true and correct U.S. taxpayer identification number is set forth on Schedule 10.02.

(g)                                  Clause (v) of Section 7.02(i) of the Credit Agreement is hereby amended to read as follows:

(v) if the Acquisition results in a Domestic Subsidiary (other than a CFC or a Subsidiary considered to be a “disregarded entity” for United States federal income tax purposes and owned by a CFC) being acquired having a net worth at the time of such Acquisition of more than $25,000,000, such Subsidiary shall execute and deliver to the Administrative Agent (x) a Guaranty, (y) such documents of the types referred to in clauses (iv) and (v) of Section 4.01(a) and (z) a favorable opinion of counsel to such Person located in the jurisdiction of organization of such Person, in form, content and scope reasonably satisfactory to the Administrative Agent;

(h)                                 Article IX of the Credit Agreement is hereby amended by adding the following new Section 9.11 thereto to read as follows:

9.11                        ERISA Plan Assets.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y)

covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(i) none of the Administrative Agent or any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to the Administrative Agent or any Arranger or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c) The Administrative Agent and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

(i)                                     Schedule 10.02 is hereby amended to be in the form of Schedule 10.02 to this Agreement.

6.                                      REPRESENTATIONS AND WARRANTIES.  By its execution and delivery hereof, each of Borrower, HOT-TX, Limited and the Guarantors represents and warrants as follows:

(a)                                 (i) Borrower, HOT-TX, Limited and each Guarantor have all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform their respective obligations under this Agreement, (ii) HOT-TX has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under each amended and restated Revolving Loan Note (the “Replacement Revolving Loan Notes”) and (iii) each of the Guarantors has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform their respective obligations under the Amended and Restated Guaranty (as defined below).

(b)                                 (i) The execution, delivery and performance by Borrower, HOT-TX, Limited and each Guarantor of this Agreement, (ii) the execution, delivery and performance by HOT-TX of the Replacement Revolving Loan Notes and (iii) the execution, delivery and performance by each Guarantor of the Amended and Restated Guaranty (as defined below) has been duly authorized by all necessary corporate or other organizational action, and do not and will not (x) contravene the terms of either of such Person’s Organization Documents; (y) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any Contractual Obligation to which either Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which either Person or its property is subject; or (z) violate any Law.  Limited and each of its Subsidiaries is in compliance with all Contractual Obligations referred to in clause (y)(A) above except to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(c)                                  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against (i) Limited, HOT-TX, Borrower and each Guarantor of this Agreement, (ii) HOT-TX of the Replacement

Revolving Loan Notes, and (iii) each Guarantor of the Amended and Restated Guaranty (as defined below).

(d)                                 (i) (x) This Agreement has been duly executed and delivered by Limited, HOT-TX and Borrower and each Guarantor, (y) the Replacement Revolving Loan Notes have been duly executed and delivered by HOT-TX and (z) the Amended and Restated Guaranty (as defined below) has been duly executed and delivered by each Guarantor.

(ii) (x) This Agreement constitutes a legal, valid and binding obligation of Limited, HOT-TX, Borrower and each Guarantor, enforceable against each such Person in accordance with its terms, subject as to enforcement to any Debtor Relief Laws and general equitable principles.  (y) The Replacement Revolving Loan Notes constitute a legal, valid and binding obligation of HOT-TX, enforceable against HOT-TX in accordance with their terms, subject as to enforcement to any Debtor Relief Laws and general equitable principles. (z) The Amended and Restated Guaranty (as defined below) constitutes a legal, valid and binding obligation of each Guarantor, enforceable against each such Guarantor in accordance with its terms, subject as to enforcement of remedies to any Debtor Relief Laws and general equitable principles.

7.                                      CONDITIONS TO EFFECTIVENESS.  This Agreement shall be effective upon satisfaction or completion of the following:

(a)                                 the Administrative Agent shall have received counterparts of this Agreement executed by the Lenders;

(b)                                 the Administrative Agent shall have received counterparts of this Agreement executed by Borrower, HOT-TX and Limited and acknowledged by each Guarantor;

(c)                                  the Administrative Agent shall have received executed Replacement Revolving Loan Notes for each Lender;

(d)                                 the Administrative Agent shall have received an executed amended and restated Guaranty (the “Amended and Restated Guaranty”), executed by each Guarantor;

(e)                                  each of the conditions in Section 4.02(a) and (b) of the Credit Agreement shall have been satisfied (as if HOT-TX were Borrowing as of the date of this Agreement);

(f)                                   the Administrative Agent shall have received a (i) Secretary’s Certificate of HOT-TX, containing Exhibit A, Articles of Incorporation of HOT-TX, certified by the Texas Secretary of State, Exhibit B, Bylaws of HOT-TX, Exhibit C, Unanimous Written Consent of the Board of Directors of HOT-TX approving the execution, delivery and performance of this Agreement and the Replacement Revolving Loan Notes, and Exhibit D, Incumbency; (ii) Secretary’s Certificate of Borrower, containing Exhibit A, Certificate of Limited Partnership of Borrower, Exhibit B, Agreement of Limited Partnership of Borrower, Exhibit C, Unanimous Written Consent of General Partner of Borrower approving the execution, delivery and performance of this Agreement and the Amended and Restated Guaranty, and Exhibit D, Incumbency; (iii) Certificates of Fact, certified by the Texas Secretary of State for HOT-TX and the Borrower; (iv) a print out of the franchise tax details page from the Texas comptroller for HOT-TX and

Borrower and (v) certified resolutions of Limited and each other Guarantor approving the execution, delivery and performance of this Agreement and the Amended and Restated Guaranty;

(g)                                  the Administrative Agent shall have received an opinion of legal counsel to the Borrower and HOT-TX covering the matters set forth in Sections 6(a), (b)(i), (ii) and (iii), (c) and (d) of this Agreement;

(h)                                 the legal fees and expenses of Winstead PC, counsel for the Administrative Agent, shall have been paid in immediately available funds; and

(i)                                     the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, certificates and instruments as the Administrative Agent shall reasonably require.

8.                                      CONDITION SUBSEQUENT.  HOT-TX and the Borrower shall execute and deliver all documentation solely required by each counterparty to a Guarantied Swap Contract (as defined in each Guaranty) reflecting the replacement of Helen of Troy L.P., as Borrower within forty-five (45) days from the date such documentation is provided to the Borrower and HOT-TX (or such later date as the Administrative Agent may agree).  The parties hereto agree that the Borrower and/or HOT-TX’s failure to execute and deliver such documentation will be an Event of Default under the Credit Agreement.

9.                                      REFERENCE TO THE CREDIT AGREEMENT.

(a)                                 Upon the effectiveness of this Agreement, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended hereby.

(b)                                 The Credit Agreement, as amended by the amendments referred to above, shall remain in full force and effect and is hereby ratified and confirmed.

10.                               COSTS, EXPENSES AND TAXES.  The Borrower agrees to pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Agreement and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).

11.                               GUARANTOR’S ACKNOWLEDGMENT.  By signing below, each Guarantor (a) acknowledges, consents and agrees to the execution, delivery and performance by HOT-TX, Borrower and Limited of this Agreement, (b) acknowledges and agrees that its obligations in respect of its Guaranty are not released, diminished, waived, modified, impaired or affected in any manner by this Agreement or any of the provisions contemplated herein, (c) ratifies and confirms its obligations under its Guaranty, and (d) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its Guaranty.

12.                               EXECUTION IN COUNTERPARTS.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.  For purposes of this Agreement, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine or other electronic imaging means (e.g. “pdf” or “tif”) is to be treated as an original.  The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.

13.                               GOVERNING LAW; BINDING EFFECT.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such state, provided that each party shall retain all rights arising under federal law, and shall be binding upon the parties hereto and their respective successors and assigns.  This Agreement is a Loan Document.

14.                               HEADINGS.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

15.                               ENTIRE AGREEMENT.  THE CREDIT AGREEMENT, AS AMENDED BY THIS AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL  AGREEMENTS BETWEEN THE PARTIES.  THERE ARE NO UNWRITTEN ORAL  AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, this Agreement is executed as of the date first set forth above.

HOT-TX (upon effectiveness of this Agreement, HOT-TX will become Borrower):

HELEN OF TROY TEXAS CORPORATION,
a Texas corporation

By:	/s/ Brian Grass
Brian Grass
Chief Financial Officer

BORROWER (upon effectiveness of this Agreement, Borrower will become a Guarantor):

HELEN OF TROY L.P., a Texas limited partnership

By:	HELEN OF TROY NEVADA CORPORATION, a Nevada corporation, General Partner

By:	/s/ Brian Grass
Brian Grass
Chief Financial Officer

LIMITED:

HELEN OF TROY LIMITED, a Bermuda corporation

By:	/s/ Brian Grass
Brian Grass
Chief Financial Officer

Signature Page to Second Amendment, Assumption, Consent and Ratification Agreement

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Priscilla Ruffin
Name:	Priscilla Ruffin
Title:	AVP

Signature Page to Second Amendment, Assumption, Consent and Ratification Agreement

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ Illegible
Name:	Illegible
Title:	SVP

Signature Page to Second Amendment, Assumption, Consent and Ratification Agreement

JPMORGAN CHASE BANK, N.A. as a Lender

By:	/s/ Blakely Engel
Name:	Blakely Engel
Title:	Vice President

Signature Page to Second Amendment, Assumption, Consent and Ratification Agreement

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ Allen K. King
Name:	Allen K. King
Title:	SVP

Signature Page to Second Amendment, Assumption, Consent and Ratification Agreement

HSBC BANK USA, N.A., as a Lender

By:	/s/ Illegible
Name:	Illegible
Title:	SVP

Signature Page to Second Amendment, Assumption, Consent and Ratification Agreement

SUNTRUST BANK, as a Lender

By:	/s/ Justin Lien
Name:	Justin Lien
Title:	Director

Signature Page to Second Amendment, Assumption, Consent and Ratification Agreement

COMERICA BANK, as a Lender

By:	/s/ Gerald R. Finney, Jr.
Name:	Gerald R. Finney, Jr.
Title:	Vice President

Signature Page to Second Amendment, Assumption, Consent and Ratification Agreement

FIFTH THIRD BANK, an Ohio Banking Corporation, as a Lender

By:	/s/ Illegible
Name:	Illegible
Title:	Director, Vice President

Signature Page to Second Amendment, Assumption, Consent and Ratification Agreement

CITIBANK, N.A., as a Lender

By:	/s/ Timicka C. Anderson
Name:	Timicka C. Anderson
Title:	Vice President and Director

Signature Page to Second Amendment, Assumption, Consent and Ratification Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Illegible
Name:	Illegible
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Kara P. Van Duzee
Name:	Kara P. Van Duzee
Title:	Vice President

BMO HARRIS BANK N.A., as a Lender

By:	/s/ Illegible
Name:	Illegible
Title:	Vice President

ACKNOWLEDGED AND AGREED PURSUANT TO SECTION 11 ABOVE:

GUARANTORS:

HELEN OF TROY L.P.,
a Texas limited partnership

By:	HELEN OF TROY NEVADA CORPORATION,
a Nevada corporation, General Partner

HELEN OF TROY LIMITED,
a Bermuda company

HELEN OF TROY LIMITED,
a Barbados corporation

HOT NEVADA, INC.,
a Nevada corporation

HELEN OF TROY NEVADA CORPORATION,
a Nevada corporation

HELEN OF TROY TEXAS CORPORATION,
a Texas corporation

IDELLE LABS LTD.,
a Texas limited partnership

By:	HELEN OF TROY NEVADA CORPORATION,
a Nevada corporation, General Partner

OXO INTERNATIONAL LTD.,
a Texas limited partnership

By:	HELEN OF TROY NEVADA CORPORATION,
a Nevada corporation, General Partner

PUR WATER PURIFICATION PRODUCTS, INC.,
a Nevada corporation

KAZ, INC.,
a New York corporation

KAZ USA, INC.,
a Massachusetts corporation

KAZ CANADA, INC.,
a Massachusetts corporation

STEEL TECHNOLOGY, LLC,
an Oregon limited liability company

HD HOLDING INC.
a Nevada corporation

By:	/s/ Brian Grass
Brian L. Grass
Title for all: Chief Financial Officer

HELEN OF TROY MACAO COMMERCIAL OFFSHORE LIMITED,
a Macau corporation

By:	/s/ Vincent D. Carson
	Name:	Vincent D. Carson
	Title:	Director

NOTARIAL CERTIFICATE OF Brian L. Grass

NOTARY PUBLIC DO HEREBY CERTIFY AND ATTEST that on the day of the date hereof personally came and appeared before me Brian L. Grass, the duly authorized Chief Financial Officer of Helen of Troy Limited, a Barbados corporation, one of the executing parties to the within written document and did in my presence sign and deliver the same as and for his free and voluntary act and deed.

IN FAITH AND TESTIMONY WHEREOF I the said Rosemary Vasquez have hereunto set and subscribed my name and caused my Seal of Office to be hereunto put and affixed this 27 day of February , 2018.